UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2025

Chicago Atlantic Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41123	86-3125132
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1680 Michigan Avenue, Suite 700, Miami Beach, FL 33139

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (312) 809-7002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	REFI	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2025, Chicago Atlantic Real Estate Finance, Inc. (the “Company”) entered into new separate at-the-market sales agreements (each a “New Sales Agreement” and together, the “New Sales Agreements”) with BTIG, LLC, A.G.P./Alliance Global Partners LLC, ATB Capital Markets USA Inc. and Oppenheimer & Co. Inc., (each a “Sales Agent” and together, the “Sales Agents”) in order to reflect changes to the ongoing at-the-market offering conducted by the Sales Agents.

Pursuant to the New Sales Agreements, the aggregate offering size of the at-the-market offering is increased from $75 million to $100 million. In addition, the commission paid to Sales Agents has been reduced from a maximum of 3.0% to 2.0% of the gross sales price of any Shares sold through the Sales Agents under the New Sales Agreements. The New Sales Agreements contain customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties, and termination provisions, all of which are identical to the sales agreements entered into in connection with the commencement of the at-the-market offering in June 2023.

Sales of the Shares, if any, will be made under the prospectus supplement, dated March 17, 2025 (“Prospectus Supplement No. 2”), the prospectus supplement, dated June 20, 2023 (“Prospectus Supplement No.1” and together with Prospectus Supplement No. 2, the “Prospectus Supplement”), and the accompanying prospectus, dated January 19, 2023 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) by any method that is deemed to be part of an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the Nasdaq Global Market, on any other existing trading market for our common stock, in block trades or to or through a market maker or through an electronic communications network.

Further details regarding the New Sales Agreements and the “at-the-market” offering are set forth in the Prospectus Supplement.

The Shares, if any, will be offered, issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268920) and the Prospectus. The Company intends to use the net proceeds from this “at-the-market” offering to fund the Company’s loan pipeline, pay down borrowings on the Company’s revolving credit facility and for general corporate purposes.

The foregoing description of the New Sales Agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Sales Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Form of At-the-Market Sales Agreement

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (Included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

Date: March 18, 2025	By:	/s/ Peter Sack
		Name:	Peter Sack
		Title:	Co-Chief Executive Officer

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